Tenable Announces Fourth Quarter and Full Year 2019 Financial Results

•	Fourth quarter revenue of $97.0 million, up 29% year-over-year.

•	Fourth quarter calculated current billings was $125.0 million, representing a 28% increase year-over-year.

•	Added 461 new enterprise platform customers and 52 net new six-figure enterprise platform customers in the fourth quarter.

•	Full year revenue of $354.6 million, up 33% year-over-year.
COLUMBIA, Maryland, February 4, 2020 — Tenable Holdings, Inc. (“Tenable”) (Nasdaq: TENB), the Cyber Exposure company, today announced financial results for the quarter and year ended December 31, 2019.
“Q4 marked an end to a successful year,” said Amit Yoran, Chairman and CEO of Tenable. "We made great progress in the execution of our broader Cyber Exposure strategy with enhancements across our product portfolio and the launch of Lumin. We believe our investments in breadth of coverage, depth of analytics, prioritization and data science provide momentum heading into 2020 and will help us continue to transform how organizations manage and measure cyber risk."
Fourth Quarter 2019 Financial Highlights

•	Revenue was $97.0 million, representing a 29% increase year-over-year.

•	Calculated current billings was $125.0 million, representing a 28% increase year-over-year.

•	GAAP loss from operations was $27.6 million, compared to a loss of $19.6 million in the fourth quarter of 2018.

•	Non-GAAP loss from operations was $11.1 million, compared to a loss of $10.8 million in the fourth quarter of 2018.

•	GAAP net loss was $38.3 million, compared to a loss of $19.6 million in the fourth quarter of 2018.

•	GAAP net loss per share was $0.39, compared to a loss of $0.21 in the fourth quarter of 2018.

•	Non-GAAP net loss was $11.1 million, compared to a loss of $10.9 million in the fourth quarter of 2018.

•	Pro forma non-GAAP net loss per share was $0.11, compared to a loss per share of $0.12 in the fourth quarter of 2018.

•	Net cash used in operating activities was $3.1 million, compared to $1.6 million in the fourth quarter of 2018.

•
Free cash flow was $(13.5) million, compared to $(3.1) million in the fourth quarter of 2018. Free cash flow in the fourth quarter of 2019 included $13.1 million of non-recurring payments related to the Indegy acquisition, $9.0 million of capital expenditures for our new headquarters, and a $3.8 million benefit related to employee stock purchase plan activity. Free cash flow in the fourth quarter of 2018 included a $4.0 million benefit related to employee stock purchase plan activity.

Full Year 2019 Financial Highlights

•	Revenue was $354.6 million, representing a 33% increase year-over-year.

•	Calculated current billings was $414.9 million, representing a 27% increase year-over-year.

•	GAAP loss from operations was $90.8 million, compared to a loss of $72.6 million in 2018.

•	Non-GAAP loss from operations was $42.8 million, compared to a loss of $49.1 million in 2018.

•	GAAP net loss was $99.0 million, compared to a loss of $73.5 million in 2018.

•	GAAP net loss per share was $1.03, compared to a loss of $1.38 in 2018.

•	Non-GAAP net loss was $40.5 million, compared to a loss of $50.3 million in 2018.

•	Pro forma non-GAAP net loss per share was $0.42, compared to a loss per share of $0.59 in 2018.

•
Cash and cash equivalents and short-term investments were $212.3 million at December 31, 2019, compared to $283.2 million at December 31, 2018. The decrease in cash was primarily related to our acquisition of Indegy.

•	Net cash used in operating activities was $10.7 million, compared to $2.6 million used in 2018.

•
Free cash flow was $(31.4) million, compared to $(8.3) million in 2018. Free cash flow in 2019 included $13.1 million of non-recurring payments related to the Indegy acquisition, $11.4 million of capital expenditures for our new headquarters, and a $0.9 million reduction related to employee stock purchase plan activity. Free cash flow in 2018 included a $6.3 million benefit related to employee stock purchase plan activity.

Fourth Quarter 2019 and Recent Business Highlights

•	Added 461 new enterprise platform customers and 52 net new six-figure customers.

•	Extended depth of operational technology (OT) expertise with the acquisition of Indegy to deliver a unified, risk-based platform for IT and OT security.

•
Expanded LuminTM analytic capabilities with an assessment maturity score, which helps organizations move beyond vulnerability prioritization to actionable metrics and recommended actions based on security program maturity.

•
Broadened cloud security capabilities with Microsoft Azure Security Center API integration and a new, integrated offering to secure cloud workloads with Golden Amazon Machine Images (AMIs) pipeline. Both integrations represent a critical step in ensuring that organizations of all sizes can build cybersecurity best practices directly into their multi or hybrid cloud strategies.

•	Selected as the preferred vulnerability management partner for BeyondTrust Enterprise Vulnerability Management customers as it exits the vulnerability management market.
Financial Outlook
For the first quarter of 2020, we currently expect:

•	Revenue in the range of $100.0 million to $101.0 million.

•	Non-GAAP loss from operations in the range of $18.0 million to $17.0 million.

•	Non-GAAP net loss in the range of $19.0 million to $18.0 million.

•	Non-GAAP net loss per share in the range of $0.19 to $0.18, assuming 98.7 million weighted average shares outstanding.
For the year ending December 31, 2020, we currently expect:

•	Revenue in the range of $435.0 million to $440.0 million.

•	Calculated current billings in the range of $500.0 million to $510.0 million.

•	Non-GAAP loss from operations in the range of $38.0 million to $33.0 million.

•	Non-GAAP net loss in the range of $41.0 million to $36.0 million, assuming a provision for income taxes of $6.5 million.

•	Non-GAAP net loss per share in the range of $0.41 to $0.36, assuming 100.1 million weighted average shares outstanding.
Conference Call Information
Tenable will host a conference call at 4:30 p.m. Eastern Time to discuss its financial results. The conference call can be accessed at 877-407-9716 (U.S.) and 201-493-6779 (international). A live webcast of the event will be available on the Tenable Investor Relations website at https://investors.tenable.com. A replay of the webcast will be available until February 18, 2020.
About Tenable
Tenable® is the Cyber Exposure company. Over 30,000 organizations around the globe rely on Tenable to understand and reduce cyber risk. As the creator of Nessus®, Tenable extended its expertise in vulnerabilities to deliver the world’s first platform to see and secure any digital asset on any computing platform. Tenable customers include more than 50 percent of the Fortune 500, more than 30 percent of the Global 2000, and large government agencies. Learn more at tenable.com.
Contact Information
Investor Relations
Andrea DiMarco
investors@tenable.com

Media Relations
Cayla Baker
tenablepr@tenable.com
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, business strategy and plans and objectives for future operations, are forward-looking statements and represent our views as of the date of this press release. The words “anticipate,” believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of assumptions and risks and uncertainties, many of which involve factors or circumstances that are beyond our control that could affect our financial results. These risks and uncertainties are detailed in the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2018, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 and other filings that we make from time to time with the SEC, which are available on the SEC's website at sec.gov. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in any forward-looking statements. Except as required by law, we are under no obligation to update these forward-looking statements subsequent to the date of this press release, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
Non-GAAP Financial Measures and Other Key Metrics
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by management for financial and operational decision-making. We present these non-GAAP financial measures to assist investors in seeing our financial performance using a management view and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.
Calculated Current Billings: We define calculated current billings, a non-GAAP financial measure, as total revenue recognized in a period plus the change in current deferred revenue in the corresponding period. We believe that calculated current billings is a key metric to measure our periodic performance. Given that most of our customers pay in advance (including multi-year contracts), but we generally recognize the related revenue ratably over time, we use calculated current billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers. We believe that calculated current billings, which excludes deferred revenue for periods beyond twelve months in a customer’s contractual term, more closely correlates with annual contract value and that the variability in total billings, depending on the timing of large multi-year contracts and the preference for annual billing versus multi-year upfront billing, may distort growth in one period over another.

Free Cash Flow: We define free cash flow, a non-GAAP financial measure, as net cash (used in) provided by operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash (if any) that is available, after purchases of property and equipment, for investment in our business and to make acquisitions. We believe that free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash.
Non-GAAP Loss from Operations and Non-GAAP Operating Margin: We define these non-GAAP financial measures as their respective GAAP measures, excluding the effects of stock-based compensation, acquisition-related expenses and amortization of acquired intangible assets. Acquisition-related expenses include transaction expenses and costs related to the transfer of acquired intellectual property.
Non-GAAP Net Loss, Non-GAAP Net Loss Per Share and Pro Forma Non-GAAP Net Loss Per Share: We define non-GAAP net loss as GAAP net loss attributable to common stockholders, excluding the effect of the accretion of Series A and B redeemable convertible preferred stock, stock-based compensation, acquisition-related expenses and amortization of acquired intangible assets, including the applicable tax impact. We use non-GAAP net loss to calculate non-GAAP net loss per share and pro forma non-GAAP net loss per share. Pro forma non-GAAP net loss per share is calculated by giving effect to the conversion of our redeemable convertible preferred stock into common stock as though the conversion occurred at the beginning of each period presented prior to 2019.
Non-GAAP Gross Profit and Non-GAAP Gross Margin: We define non-GAAP gross profit as GAAP gross profit, excluding the effect of stock-based compensation and amortization of acquired intangible assets. Non-GAAP gross margin is defined as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Sales and Marketing Expense, Non-GAAP Research and Development Expense and Non-GAAP General and Administrative Expense: We define these non-GAAP measures as their respective GAAP measures, excluding stock-based compensation and acquisition-related expenses.

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2019	2018	2019	2018
Revenue	$97,049	$75,221	$354,586	$267,360
Cost of revenue(1)	18,429	12,399	60,818	43,167
Gross profit	78,620	62,822	293,768	224,193
Operating expenses:
Sales and marketing(1)	62,632	47,380	228,035	173,344
Research and development(1)	22,668	21,169	87,064	76,698
General and administrative(1)	20,873	13,864	69,468	46,732
Total operating expenses	106,173	82,413	384,567	296,774
Loss from operations	(27,553)	(19,591)	(90,799)	(72,581)
Interest income, net	1,153	1,510	5,830	2,355
Other expense, net	(104)	(326)	(680)	(931)
Loss before income taxes	(26,504)	(18,407)	(85,649)	(71,157)
Provision for income taxes	11,801	1,207	13,364	2,364
Net loss	(38,305)	(19,614)	(99,013)	(73,521)
Accretion of Series A and B redeemable convertible preferred stock	—	—	—	(434)
Net loss attributable to common stockholders	$(38,305)	$(19,614)	$(99,013)	$(73,955)

Net loss per share attributable to common stockholders, basic and diluted	$(0.39)	$(0.21)	$(1.03)	$(1.38)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	97,738	92,187	96,014	53,669
_______________
(1)    Includes stock-based compensation as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Cost of revenue	$729	$824	$2,817	$1,707
Sales and marketing	4,930	2,927	16,032	6,911
Research and development	2,316	2,210	8,911	5,804
General and administrative	4,277	2,708	15,683	8,453
Total stock-based compensation	$12,252	$8,669	$43,443	$22,875

TENABLE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	December 31,
(in thousands, except per share data)	2019	2018
Assets
Current assets:
Cash and cash equivalents	$74,363	$165,116
Short-term investments	137,904	118,119
Accounts receivable (net of allowance for doubtful accounts of $764 and $188 at December 31, 2019 and 2018, respectively)	94,827	68,261
Deferred commissions	28,499	23,272
Prepaid expenses and other current assets	27,369	22,020
Total current assets	362,962	396,788
Property and equipment, net	26,847	11,348
Deferred commissions (net of current portion)	43,766	36,162
Operating lease right-of-use assets	42,847	8,504
Intangible assets, net	15,508	427
Goodwill	54,138	265
Other assets	12,544	7,118
Total assets	$558,612	$460,612

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,732	$171
Accrued expenses	8,436	5,554
Accrued compensation	36,634	29,594
Deferred revenue	274,348	213,644
Operating lease liabilities	5,209	4,262
Other current liabilities	1,284	1,079
Total current liabilities	327,643	254,304
Deferred revenue (net of current portion)	88,779	76,259
Operating lease liabilities (net of current portion)	40,663	6,055
Other liabilities	2,622	2,231
Total liabilities	459,707	338,849
Stockholders’ equity:
Common stock (par value: $0.01; 500,000 shares authorized, 98,587 and 93,126 shares issued and outstanding at December 31, 2019 and 2018, respectively)	986	931
Additional paid-in capital	662,990	586,940
Accumulated other comprehensive income	50	—
Accumulated deficit	(565,121)	(466,108)
Total stockholders’ equity	98,905	121,763
Total liabilities and stockholders' equity	$558,612	$460,612

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Year Ended December 31,
(in thousands)	2019	2018
Cash flows from operating activities:
Net loss	$(99,013)	$(73,521)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,880	6,192
Stock-based compensation	41,610	22,875
Other	3,459	533
Changes in operating assets and liabilities:
Accounts receivable	(25,941)	(17,408)
Prepaid expenses and other current assets	(5,188)	(6,105)
Deferred commissions	(12,831)	(9,258)
Other assets	(3,336)	(1,876)
Accounts payable and accrued expenses	4,244	294
Accrued compensation	6,269	11,112
Deferred revenue	72,799	64,085
Other current liabilities	255	408
Other liabilities	49	110
Net cash used in operating activities	(10,744)	(2,559)

Cash flows from investing activities:
Purchases of property and equipment	(20,674)	(5,733)
Purchases of investments	(242,059)	(117,488)
Sales and maturities of investments	224,594	—
Business combination, net of cash acquired	(74,911)	—
Net cash used in investing activities	(113,050)	(123,221)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	—	268,531
Payments of costs related to initial public offering	—	(3,932)
Principal payments under finance lease obligations	(16)	(1,443)
Proceeds from stock issued in connection with the employee stock purchase plan	15,129	—
Proceeds from the exercise of stock options	19,048	1,668
Repurchases of common stock	—	(75)
Net cash provided by financing activities	34,161	264,749
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(1,080)	(1,063)
Net (decrease) increase in cash and cash equivalents and restricted cash	(90,713)	137,906
Cash and cash equivalents and restricted cash at beginning of year	165,378	27,472
Cash and cash equivalents and restricted cash at end of year	$74,665	$165,378

TENABLE HOLDINGS, INC.
REVENUE COMPONENTS AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Revenue	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2019	2018	2019	2018
Subscription revenue	$80,939	$59,259	$290,549	$205,827
Perpetual license and maintenance revenue	13,296	13,869	54,173	54,622
Professional services and other revenue	2,814	2,093	9,864	6,911
Revenue(1)	$97,049	$75,221	$354,586	$267,360
_______________
(1)    Recurring revenue, which includes revenue from subscription arrangements for software and cloud-based solutions and maintenance associated with perpetual licenses represented 93%, 90%, 92% and 89% of revenue for the three months ended December 31, 2019 and 2018 and the year ended December 31, 2019 and 2018, respectively.

Calculated Current Billings	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2019	2018	2019	2018
Revenue	$97,049	$75,221	$354,586	$267,360
Deferred revenue (current), end of period	274,348	213,644	274,348	213,644
Deferred revenue (current), beginning of period(1)	(246,410)	(191,578)	(214,069)	(154,898)
Calculated current billings	$124,987	$97,287	$414,865	$326,106
_______________
(1)    Deferred revenue (current), beginning of period for the three months and year ended December 31, 2019 includes $0.4 million related to Indegy's deferred revenue at the acquisition date.

Free Cash Flow	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2019	2018	2019	2018
Net cash used in operating activities	$(3,072)	$(1,554)	$(10,744)	$(2,559)
Purchases of property and equipment	(10,412)	(1,593)	(20,674)	(5,733)
Free cash flow(1)	$(13,484)	$(3,147)	$(31,418)	$(8,292)
________________
(1)    Free cash flow in the three months and year ended December 31, 2019 included non-recurring cash payments totaling $13.1 million associated with the Indegy acquisition, including $6.7 million for income taxes on the transfer of acquired intellectual property, $3.1 million for other costs related to the intellectual property transfer, $1.8 million for the settlement of unvested acquiree equity awards, and $1.5 million for acquisition-related expenses. Capital expenditures related to our new headquarters in the three months and year ended December 31, 2019 were $9.0 million and $11.4 million, respectively. Contributions to our employee stock purchase plan during the three months ended December 31, 2019 and 2018 and year ended December 31, 2019 and 2018 impacted free cash flow by $3.8 million, $4.0 million, $(0.9) million and $6.3 million, respectively.

Non-GAAP Loss from Operations and Non-GAAP Operating Margin	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2019	2018	2019	2018
Loss from operations	$(27,553)	$(19,591)	$(90,799)	$(72,581)
Stock-based compensation	12,252	8,669	43,443	22,875
Acquisition-related expenses	3,970	—	3,970	—
Amortization of acquired intangible assets	193	150	620	603
Non-GAAP loss from operations	$(11,138)	$(10,772)	$(42,766)	$(49,103)
Operating margin	(28)%	(26)%	(26)%	(27)%
Non-GAAP operating margin	(11)%	(14)%	(12)%	(18)%

Non-GAAP Net Loss, Non-GAAP Net Loss Per Share and Pro forma Non-GAAP Net Loss Per Share	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2019	2018	2019	2018
Net loss attributable to common stockholders	$(38,305)	$(19,614)	$(99,013)	$(73,955)
Accretion of Series A and B redeemable convertible preferred stock	—	—	—	434
Acquisition-related expenses	3,970	—	3,970	—
Tax impact of acquisition(1)	10,582	—	10,582	—
Stock-based compensation	12,252	8,669	43,443	22,875
Tax impact of stock-based compensation(2)	160	(80)	(95)	(218)
Amortization of acquired intangible assets(3)	193	150	620	603
Non-GAAP net loss	$(11,148)	$(10,875)	$(40,493)	$(50,261)

Net loss per share attributable to common stockholders, basic and diluted	$(0.39)	$(0.21)	$(1.03)	$(1.38)
Accretion of Series A and B redeemable convertible preferred stock	—	—	—	0.01
Acquisition-related expenses	0.04	—	0.04	—
Tax impact of acquisition(1)	0.11	—	0.11	—
Stock-based compensation	0.13	0.09	0.45	0.42
Tax impact of stock-based compensation(2)	—	—	—	—
Amortization of acquired intangible assets(3)	—	—	0.01	0.01
Non-GAAP net loss per share, basic and diluted	$(0.11)	$(0.12)	$(0.42)	$(0.94)

Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	97,738	92,187	96,014	53,669
Pro forma adjustment to reflect the assumed conversion of our convertible redeemable preferred stock as of the beginning of the period	—	—	—	31,107
Weighted-average shares used to compute pro forma non-GAAP net loss per share, basic and diluted	97,738	92,187	96,014	84,776

Pro forma non-GAAP net loss per share, basic and diluted	$(0.11)	$(0.12)	$(0.42)	$(0.59)
________________
(1)    The tax impact of the acquisition includes $6.3 million of current tax expense and $4.3 million of deferred tax expense related to the transfer of acquired intellectual property.
(2)    The tax impact of stock-based compensation is based on the tax treatment for applicable tax jurisdictions.
(3)    The tax impact of amortization of acquired intangible assets is not material.

Non-GAAP Gross Profit and Non-GAAP Gross Margin	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2019	2018	2019	2018
Gross profit	$78,620	$62,822	$293,768	$224,193
Stock-based compensation	729	824	2,817	1,707
Amortization of acquired intangible assets	193	150	620	603
Non-GAAP gross profit	$79,542	$63,796	$297,205	$226,503
Gross margin	81%	84%	83%	84%
Non-GAAP gross margin	82%	85%	84%	85%

Non-GAAP Sales and Marketing Expense	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2019	2018	2019	2018
Sales and marketing expense	$62,632	$47,380	$228,035	$173,344
Less: Stock-based compensation	4,930	2,927	16,032	6,911
Non-GAAP sales and marketing expense	$57,702	$44,453	$212,003	$166,433
Non-GAAP sales and marketing expense % of revenue	59%	59%	60%	62%

Non-GAAP Research and Development Expense	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2019	2018	2019	2018
Research and development expense	$22,668	$21,169	$87,064	$76,698
Less: Stock-based compensation	2,316	2,210	8,911	5,804
Non-GAAP research and development expense	$20,352	$18,959	$78,153	$70,894
Non-GAAP research and development expense % of revenue	21%	25%	22%	27%

Non-GAAP General and Administrative Expense	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2019	2018	2019	2018
General and administrative expense	$20,873	$13,864	$69,468	$46,732
Less: Stock-based compensation	4,277	2,708	15,683	8,453
Less: Acquisition-related expenses	3,970	—	3,970	—
Non-GAAP general and administrative expense	$12,626	$11,156	$49,815	$38,279
Non-GAAP general and administrative expense % of revenue	13%	15%	14%	14%

Forecasted Non-GAAP Loss from Operations	Three Months Ended March 31, 2020		Year Ended December 31, 2020
(in millions)	Low	High	Low	High
Forecasted loss from operations	$(31.6)	$(30.6)	$(100.3)	$(95.3)
Forecasted stock-based compensation	13.0	13.0	60.0	60.0
Forecasted amortization of acquired intangible assets	0.6	0.6	2.3	2.3
Forecasted non-GAAP loss from operations	$(18.0)	$(17.0)	$(38.0)	$(33.0)

Forecasted Non-GAAP Net Loss and Non-GAAP Net Loss Per Share	Three Months Ended March 31, 2020		Year Ended December 31, 2020
(in millions, except per share data)	Low	High	Low	High
Forecasted net loss	$(32.9)	$(31.9)	$(104.3)	$(99.3)
Forecasted stock-based compensation	13.0	13.0	60.0	60.0
Tax impact of stock-based compensation	0.3	0.3	1.0	1.0
Forecasted amortization of acquired intangible assets	0.6	0.6	2.3	2.3
Forecasted non-GAAP net loss	$(19.0)	$(18.0)	$(41.0)	$(36.0)

Forecasted net loss per share, basic and diluted	$(0.33)	$(0.32)	$(1.04)	$(0.99)
Forecasted stock-based compensation	0.13	0.13	0.60	0.60
Tax impact of stock-based compensation	—	—	0.01	0.01
Forecasted amortization of acquired intangible assets	0.01	0.01	0.02	0.02
Forecasted Non-GAAP net loss per share, basic and diluted	$(0.19)	$(0.18)	$(0.41)	$(0.36)

Forecasted weighted-average shares used to compute net loss per share, basic and diluted	98.7	98.7	100.1	100.1